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                              CERTIFICATE OF TRUST

                                       OF

                      CLAYMORE EXCHANGE-TRADED FUND TRUST 2

                            Dated as of June 8, 2006

     The undersigned, the sole trustee of Claymore Exchange-Traded Fund Trust 2, desiring to form a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. Section 3810, hereby certifies as follows:

     1. The name of the statutory trust is Claymore Exchange-Traded Fund Trust 2 (the "Trust").

     2. The business address of the registered office of the Trust is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, DE 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

     3. The Trust will become prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended.


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     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust as of this 8th day of June, 2006.


                                         By: /s/ Nicholas Dalmaso
                                             -----------------------------------
                                             Nicholas Dalmaso
                                             Trustee


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